EXHIBIT 13.1 CERTIFICATION OF CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In accordance with the rules and regulations of the Securities and Exchange Commission, the following certification shall not be deemed to be filed with the Commission under the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of Section 18 of the Exchange Act and shall not be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, notwithstanding any general incorporation by reference of this Report of Lone Oak Acquisition Corporation (the “Company”) on Form 6-K as filed with the Commission on the date hereof (the “Report”), into any other document filed with the Commission by the Company.

In connection with the Report, each of the undersigned, in the capacities and on the dates indicated below, hereby certifies pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of his knowledge:

1.           The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.           The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: May 15, 2012

By:	/s/ Baris Merzeci
Baris Merzeci
Chief Executive Officer

Dated: May 15, 2012

By:	/s/ Can Aydinoglu
Can Aydinoglu
Chief Financial Officer